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                                                                      EXHIBIT 23

                                               PricewaterhouseCoopers LLP
                                               254 Munoz Rivera Ave.
                                               BBV Tower, 9th Floor
                                               Hato Rey, PR 00918
                                               Telephone: (787) 754 9090
                                               Facsimile: (787) 766 1094

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-106661 and No. 333-106656) of First BanCorp of our report dated March 1, 2004 relating to the financial statements of First BanCorp, which appears in the 2003 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Juan, Puerto Rico

March 1, 2004